Exhibit 5.1

October 2, 2026

Worksport Ltd.

2500 N. America Dr.

West Seneca, New York 14224

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Worksport Ltd., a Nevada corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Company on October 2, 2026 with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale from time to time by the selling stockholder named in the prospectus contained therein (the “Selling Stockholder”) of up to 4,800,526 shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “common stock”) issuable upon the exercise of common stock purchase warrants (the “Warrants”) issued to the Selling Stockholder on or about August 28, 2026 pursuant to a Warrant Inducement Letter, dated August 27, 2026 (the “Inducement Letter”), between the Company and the Selling Stockholder.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the following:

(i)	the Registration Statement, including the exhibits thereto;
(ii)	the Inducement Letter;
(iii)	the Warrants;
(iv)	the resolutions of the board of directors of the Company provided to us;
(v)	the articles of incorporation and bylaws of the Company, each as amended and restated to date; and
(vi)	such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives and upon representations made by the Selling Stockholder. We have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Warrant Shares, when and issued and delivered by the Company against payment therefor upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and Chapter 78 of the Nevada Revised Statutes (the “NRS”). Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and Chapter 78 of the NRS. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

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